      As filed with the Securities and Exchange Commission on June 29, 2000
                                                      Registration No. 333-_____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                             COMMERCE BANCORP, INC.
             (Exact name of Registrant as specified in its charter)

             New Jersey                                   22-2433468
------------------------------------          ----------------------------------
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                    Identification Number)


                                 COMMERCE ATRIUM
                               1701 Route 70 East
                             Cherry Hill, N.J. 08003
                    (Address of Principal Executive Offices)

                           COMMERCE BANCORP, INC. 1997
                           EMPLOYEE STOCK OPTION PLAN
                            (Full title of the Plan)

                              C. EDWARD JORDAN, JR.
                            Executive Vice-President
                             Commerce Bancorp, Inc.
                               1701 Route 70 East
                             Cherry Hill, N.J. 08003
                                 (856) 751-9000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                          Copies of Communications To:

                          LAWRENCE R. WISEMAN, ESQUIRE
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                                 (215) 569-5500

                                                   CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                            Amount            Proposed maximum          Proposed maximum           Amount of
        Title of securities                 to be              offering price          aggregate offering      registration fee
          to be registered              registered(1)           per share(2)               price (2)
=================================================================================================================================
Common Stock, par value                   5,000,000            $  45.1875                $225,937,500              $59,646
$1.5625 per share ..................
---------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of shares as may be issued pursuant to stock splits, stock dividends and certain anti-dilution provisions contained in the Plan.

(2) The amounts are based upon the average of the high and low sale prices for the common stock as reported on the New York Stock Exchange on June 28, 2000, and are used solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

        Rule 429 Legend: The prospectus which will be used in connection with the sale of the securities covered by this registration statement issued pursuant to the Commerce Bancorp, Inc. 1997 Employee Stock Option Plan will also be used in connection with the sale of securities covered in the Registration Statement on Form S-8 (Registration No. 333-57497) filed with the Commission on June 23, 1998.

         The purpose of this registration statement is to register an additional 5,000,000 shares of common stock for issuance pursuant to the Commerce Bancorp, Inc. 1997 Employee Stock Option Plan, referred to as the Plan, as a result of an amendment to the Plan. Pursuant to General Instruction E to Form S-8, the contents of registration statement No. 333-57497, filed with the SEC on June 23, 1998, are incorporated herein by reference.

Item 8.  Exhibits.
         --------

         The following exhibits are filed as part of this registration statement or, where so indicated have been previously filed and are incorporated herein by reference.

         Exhibit Number          Description
         --------------          -----------
               5.1               Opinion of Blank Rome Comisky & McCauley LLP

               10.1              Commerce Bancorp, Inc. 1997 Employee Stock
                                    Option Plan, as amended

               23.1              Consent of Blank Rome Comisky & McCauley LLP
                                    (included in Exhibit 5.1)

               23.2              Consent of Ernst & Young LLP

               24.1              Power of Attorney (included on signature page)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, Commerce certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cherry Hill, New Jersey, on this 29th day of June, 2000.

                                         COMMERCE BANCORP, INC.


                                         By: /s/ Vernon W. Hill, II
                                             -----------------------------------
                                             Vernon W. Hill, II
                                             Chairman of the Board and President

         Each person whose signature appears below hereby authorizes Vernon W. Hill, II or C. Edward Jordan, Jr. to file one or more amendments, including post-effective amendments, to this registration statement, which amendments may make such changes as Vernon W. Hill, II or C. Edward Jordan, Jr. deem appropriate, and each person whose signature appears below, individually and in each capacity stated below hereby appoints Vernon W. Hill, II or C. Edward Jordan, Jr. as attorney-in-fact to execute in his name and on his behalf any such amendments to this registration statement.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


                 SIGNATURE                                 CAPACITY                            DATE
-------------------------------------------   -----------------------------------    ------------------------
/s/ Vernon W. Hill, II                        Chairman of the Board, President and       June 29, 2000
----------------------------------------      Director (Principal Executive Officer)
Vernon W. Hill, II

/s/ C. Edward Jordan, Jr.                     Executive Vice President and Director      June 29, 2000
----------------------------------------
C. Edward Jordan, Jr.

/s/ Robert C. Beck                            Secretary and Director                     June 29, 2000
----------------------------------------
Robert C. Beck

/s/ David Baird, IV                           Director                                   June 29, 2000
----------------------------------------
David Baird, IV

/s/ Jack R Bershad                            Director                                   June 29, 2000
----------------------------------------
Jack R Bershad

                 SIGNATURE                                 CAPACITY                            DATE
-------------------------------------------   -----------------------------------    ------------------------
/s/ Joseph E. Buckelew                        Director                                  June 29, 2000
----------------------------------------
Joseph E. Buckelew

/s/ Morton N. Kerr                            Director                                  June 29, 2000
----------------------------------------
Morton N. Kerr

/s/ Steven M. Lewis                           Director                                  June 29, 2000
----------------------------------------
Steven M. Lewis

/s/ Daniel J. Ragone                          Director                                  June 29, 2000
----------------------------------------
Daniel J. Ragone

/s/ Joseph T. Tarquini, Jr.                   Director                                  June 29, 2000
----------------------------------------
Joseph T. Tarquini, Jr.

/s/ William A. Schwartz, Jr.                  Director                                  June 29, 2000
----------------------------------------
William A. Schwartz, Jr.

/s/ Frank C. Videon, Sr.                      Director                                  June 29, 2000
----------------------------------------
Frank C. Videon, Sr.

/s/ Thomas J. Sukay                           Principal Financial and                   June 29, 2000
----------------------------------------      Accounting Officer
Thomas J. Sukay


                                  EXHIBIT INDEX


Exhibit Numbers                                Description
---------------                                -----------

     5.1                       Opinion of Blank Rome Comisky & McCauley LLP

     10.1                      Commerce Bancorp, Inc. 1997 Employee Stock Option
                               Plan, as amended

     23.1                      Consent of Blank Rome Comisky & McCauley LLP
                               (included in Exhibit 5.1)

     23.2                      Consent of Ernst & Young LLP

     24.1                      Power of Attorney (included on signature page)